          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         AGREEMENT by and between BECKMAN INSTRUMENTS, INC., a Delaware corporation having a place of business at 2500 Harbor Boulevard, Fullerton, California 92834-3100 ("Beckman"), first party, BIOSEPRA INC., a Delaware corporation, having a place of business at 111 Locke Drive, Marlborough, Massachusetts 01752 ("BioSepra"), second party, and SEPRACOR INC., a Delaware corporation having a place of business at 111 Locke Drive, Marlborough, Massachusetts 01752 ("Sepracor"), third party.

                                   RECITALS
                                   --------

I. Beckman and BioSepra are parties to an agreement dated March 14, 1995 and amendments thereto dated December 31, 1995, March 26, 1996, May 14, 1996, March 31, 1997 and December 15, 1997 for the manufacture by BioSepra and the purchase by Beckman of certain liquid chromatographic systems for use in the purification and production of biopharmaceuticals and chromatographic media and columns for use on such systems (jointly the "Supply Agreement").

II. BioSepra desires to amend the Supply Agreement, (a) to relieve itself of the duty to manufacture liquid chromatographic systems for Beckman,
         (b) to transfer to Beckman the right to manufacture such liquid chromatographic systems, and (c) to sell to Beckman BioSepra's inventory of parts for such liquid chromatographic systems.

III. Sepracor owns approximately sixty-four percent (64%) of the outstanding shares of BioSepra and recognizes that amendment of the Supply Agreement as desired by BioSepra is in the best interest of BioSepra and Sepracor.

IV. Beckman and Sepracor are parties to an agreement dated March 14, 1995 under which Beckman acquired 312,500 shares of Sepracor's Series B Redeemable Exchangeable Preferred Stock (the "Stock Purchase Agreement").

V. Beckman desires to terminate the Stock Purchase Agreement and to have the Series B Preferred Shares redeemed by Sepracor for the original purchase price plus accrued dividends.

         NOW THEREFORE in consideration of the foregoing premises, the mutual covenants and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                 ARTICLE 1.0 AMENDMENTS TO THE SUPPLY AGREEMENT
                 ----------------------------------------------

1.1 Delete Paragraphs 3.3, 3.4 and 3.5 in their entirety and substitute therefor the following:

                  3.3 MANUFACTURE OF BIOSYS II AND PROSYS SYSTEMS - BioSepra hereby grants to Beckman and Beckman accepts a non-exclusive, world-wide right and license under (a) all patents owned by BioSepra, (b) the BioSepra Technology, and (c) all know-how and technology owned by BioSepra relating to or useful in the manufacture and quality control of the ProSys System (the "ProSys Technology") to manufacture, have manufactured, use and sell the BioSys II and ProSys Systems.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  3.4 LICENSE UNDER SYSTEM SOFTWARE - BioSepra hereby grants to Beckman and Beckman accepts a non-exclusive, world-wide right and license under the System Software and the ProSys Software (jointly the "Software") and any patents and copyrights covering such Software to copy, modify, enhance and make derivative works and translations of the Software and to make, have made, use and sell such Software and the modified, enhanced or derivative renditions and translations thereof.

                  3.5 ROYALTIES TO BIOSEPRA - The licenses of Sections 3.3 and 3.4 hereof are subject to the Royalties of
                           Section 7.4(b) and (c) for the BioSys II and System Software and a royalty of *** for each ProSys System sold with ProSys Software. Such royalties shall be paid in accordance with Paragraph 7.7 of the Supply Agreement.

                  3.6 TECHNOLOGY TRANSFER - BioSepra shall, not later than _____ business days after the signing of this Agreement transfer to Beckman in writing the BioSys Technology, the ProSys Technology, the source code and object code for the Software and other materials necessary or helpful in effecting changes to the Software source code and object code.

1.2      Paragraph 4.1, delete the last two lines.

1.3 Paragraph 4.2, delete the first sentence and substitute therefor the following:

                  "Beckman shall until ******** provide service for the ProSys Systems and ProSys Software."

1.4 Paragraph 4.2, delete the third sentence in its entirety, which refers to BioSepra's obligation to provide training.

1.5      Paragraphs 5.1, 5.2, and 5.3, delete in their entirety.

1.6 Paragraph 8.2(a), line 3 after "Technology" insert "and the ProSys Technology".

1.7      Add the following as Paragraph 8.5:

                  "8.5 MANUFACTURE OF PROSYS SYSTEMS - Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that Beckman is not obligated to manufacture BioSys II Systems or ProSys Systems nor to accept purchase orders from BioSepra or from any third party for the delivery of a BioSys II or ProSys System."

1.8 In all other respects the Supply Agreement, as amended, shall remain unchanged and in full force and effect.

            ARTICLE 2.0 PURCHASE OF CHROMATOGRAPHIC SYSTEM INVENTORY

Beckman shall, within two (2) business days of the signing of this Agreement, purchase BioSepra's inventory of ProSys and BioSys II Systems, parts and components for the ProSys and BioSys II Systems. BioSepra agrees to and shall sell and deliver such inventory to Beckman, ex-BioSepra stockroom in Marlborough, Massachusetts, and shall package and ship such inventory at Beckman's written request. The purchase price shall be BioSepra's cost and will not exceed Two Hundred Fifty Thousand Dollars ($250,000).

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                    ARTICLE 3.0 PURCHASE OF SERIES B SHARES
                    ---------------------------------------

Beckman agrees to and shall, concurrently with the signing of this Agreement, sell and deliver to Sepracor and Sepracor agrees to and shall, purchase and take from Beckman 312,500 shares of Series B Redeemable Exchangeable Preferred Stock of Sepracor Inc. Beckman shall deliver the certificate evidencing its ownership of such shares to Sepracor, upon the signing of this Agreement. Sepracor shall, concurrently with the delivery of such shares, pay to Beckman, by wire transfer of immediately available funds, the sum of Six Million Eight Hundred Fifty Thousand Dollars ($6,850,000) by no later than March 27, 1998, and (b) in the event *********************** as that term is defined ************************
at any time ******************** after the signing of this Agreement, ************* which ************************************ on the effective date
****************.

                           ARTICLE 4.0 MISCELLANEOUS
                           -------------------------

4.1 GOVERNING LAW - This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

4.2 ENTIRE AGREEMENT AND MODIFICATION - This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements between the parties, whether oral or written, relating to the same subject matter. No modification, amendments or supplements to, or approvals or consents under this Agreement shall take effect for any purpose unless set forth in writing and signed by an officer of the bound party.

4.3 COUNTERPARTS - This Agreement may be executed in three (3) counterparts, each of which shall be deemed an original but all of such counterparts together shall constitute but one and the same instrument.

4.4 SPARE PARTS - BioSepra is relieved of its obligation to supply spare parts to Beckman under the original agreement and subsequent amendments.



         IN WITNESS WHEREOF, the parties have signed this Agreement by their duly authorized representatives effective this 26 day of March 1998.




Sepracor Inc.                       Beckman Instruments, Inc.

by    /s/ Timothy J. Barberich      by    /s/ John P. Wareham
      --------------------------          -------------------------

title President & CEO               title President & C.O.O.
      --------------------------          -------------------------





                                    BioSepra Inc.

                                    by    /s/ Jean-Marie Vogel
                                          -------------------------

                                    title President & CEO
                                          -------------------------